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                                                             Exhibit (23)-2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements and Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-51749 and 33-64343) of Wisconsin Electric Power Company of our report dated February 5, 1996, except as to the Environmental Contingencies section of Note 8, which is as of February 19, 1996, relating to the financial statements of Northern States Power Company, a Wisconsin Corporation ("NSP-WI"), appearing in NSP-WI's Form 10-K for the year ended December 31, 1995, which is incorporated by reference in this Form 10-K.





/s/Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP
Minneapolis, Minnesota
March 28, 1996